[Exhibit 16]

                            RANDY SIMPSON CPA, P.C.
                           11775 South Nicklaus Road
                               Sandy, Utah 84092
                           Fax & Phone (801) 572-3009



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

        RE:   International Star Inc.
              File No. 0-28861

Dear Sirs/Mmes:

We have read the statements that we understand International Star Inc. will include under Item 4 of the Current Report on Form 8-K it will file regarding the recent change of auditors. We agree with the statements made regarding our firm. We have no basis to disagree with any other statements made under Item 4.

Sincerely,


/s/ Randy R. Simpson CPA, P.C.
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